Exhibit 10.2

February 25, 2020

Mateon Therapeutics, Inc.

29397 Agoura Road

Suite 107

Agoura Hills, CA 91501

Re: Proposed Financing

Dear Vuong Trieu, Chief Executive Officer:

This letter will confirm the understanding and agreement (the “Agreement”) between J H Darbie & Co., Inc. (“JHD”), and Mateon Therapeutics, Inc. (the “Company”), as follows:

1. Engagement. The Company has a wholly owned subsidiary called EdgePoint (the “Subsidiary”). The Company hereby engages JHD on a nonexclusive basis to conduct a review of the business and financial condition of the Company and the Subsidiary and the Company’s proposed financing (“Offering”) to be used in connection with the Offering, with a view toward possibly participating as a sales agent in the private placement of shares of the Subsidiary’s Common Stock (the “Subsidiary’s Common Stock”), notes to be issued by the Company (the “Notes”), which will be convertible into the Subsidiary’s Common Stock) and the Company’s Common Stock (the “Company’s Common Stock” collectively with the the Subsidiary’s Common Stock the (“Common Stock”) and warrants exercisable to purchase the Subsidiary’s Common Stock and the Company’s Common Stock (the “Warrants”) all in the form of units (the “Units”) collectively with the Notes, the Subsidiary’s Common Stock, the Company’s Common Stock, and the Warrants referred to as the (“Securities”). The Securities will be offered for sale to a limited number of sophisticated investors (“Investors”) to be introduced to the Company by JHD and other authorized securities broker-dealers that are members in good standing of The Financial Industry Regulatory Authority, Inc. (“FINRA”). Such private placement will be referred to as the “Transaction.” Each Unit will consist of 25,000 shares of the Subsidiary’s Common Stock, one Note, in the principal amount of $25,000 bearing interest at the annual rate of 16% and each initially convertible into up to 25,000 shares of the Subsidiary’s Common Stock or up to 138,889 shares of the Company’s Common Stock subject to adjustments for reverse and forward splits, stock dividends, stock combinations transactions and other similar transactions relating to the Common Stock, and 50,000 Warrants each exercisable to initially purchase one share of the Subsidiary’s Common Stock at $1.00 per share or one share of the Company’s Common Stock at $0.20 per share also subject to adjustments for reverse and forward splits, stock dividends, stock combinations transactions and other similar transactions relating to the Common Stock,. Currently, the Company plans to sell up to 100 Units at $50,000 per Unit, for a total Offering of up to $5,000,000. The Company will invest the entire net proceeds that it receives after all offering expenses from the sale of the Units into the Subsidiary. The anti dilution provisions will provide that, if during the period that any of the Notes and/or the Warrants remain outstanding the Company or the Subsidiary sells the Subsidiary’s Common Stock at a price lower or issues notes convertible at or warrants exercisable for a price lower than the Notes are then convertible and/or the Warrants are then exercisable, the Note conversion prices and the Warrant exercise prices, as applicable, shall be reduced to those lower prices. The number and price of the Units the Company will ultimately agree to sell and the Investors to whom the Units are sold pursuant to the Subscription Documents (defined below) are entirely within the Company’s discretion.

J.H. Darbie & Co.

40 Wall Street New York, NY 10005

Telephone: 212-269-7271 Fax: 212-269-7330

www.jhdarbie.com

J H DARBIE & CO., INC.

Mateon Therapeutics, Inc.

February 25, 2020

______________________

2. Offering Materials. The Company will prepare and deliver to JHD copies of subscription materials including a private placement memorandum, relating to, among other things, the Company, the Securities, and the terms of the Offering. These subscription materials, including all exhibits thereto and all documents delivered therewith and incorporated by reference therein, are referred to herein as the “Memorandum,” unless the subscription material (including exhibits or documents) is supplemented or amended in accordance with this Agreement, in which event, the term “Memorandum” refers to such subscription material, exhibits, and documents as so supplemented or amended from and after the time of its delivery to JHD. The Company is responsible for reviewing and finally approving the Memorandum and all related documents used by JHD in the Transaction.

3. JHD’s Role. JHD hereby accepts the engagement described herein and, in that connection, agrees to:

(a) conduct a review of the business and financial condition of the Company and its proposed Offering in accordance with its obligations under FINRA Regulatory Notice 10-22 (April 22, 2010) (“Due Diligence”);

(b) assist and advise the Company respecting the terms of the Securities from a marketing perspective.

4. Due Diligence. It is understood that JHD’s assistance in the Transaction will be subject to the completion, satisfactory to JHD in its sole discretion, of its Due Diligence and the approval of JHD’s supervisory personnel of the undertaking. JHD will have the right, in its sole discretion, to terminate this Agreement if the outcome of the Due Diligence is not satisfactory to JHD or if approval of its supervisory personnel is not obtained (“Early Termination”).

5. Term; Nonexclusivity.

(a) The term of JHD’s engagement hereunder will extend from the date hereof until: (i) Early Termination; (ii) 90 days from the date of this agreement; (iii) all offered Securities are sold; (iv) the Offering is terminated by the Company; or (v) this Agreement is terminated by either party as provided below, whichever first occurs.

(b) During the term of JHD’s engagement hereunder: (i) the Company will have the right to contact or solicit institutions, corporations, or other entities as potential purchasers of the Securities; and (ii) the Company will have the right to pursue any financing transaction that would be in lieu of a Transaction. The Company may reject a potential Investor if, in its sole discretion, the Company believes that the inclusion of such Investor in the Company would be incompatible with the Company’s best interests. The Company will not be obligated to sell the Securities or to accept any offer therefor, and the terms of the Securities and the final decision to issue the same will be subject to the Company’s sole discretionary approval.

J H DARBIE & CO., INC.

Mateon Therapeutics, Inc.

February 25, 2020

______________________

(c) Either party may terminate this Agreement at any time by giving the other party at least 30 days’ prior written notice of such termination. Termination will not alter the Company’s obligation to pay JHD’s fees in accordance with Section 9. Any obligation pursuant to this Section 5 will survive the termination or expiration of this Agreement.

(d) No offers or sales of any securities of the same or similar class as the Securities will be made by the Company or any affiliate during the six-month period after the completion of the Offering, in each case, except in compliance with the registration requirements of the Securities Act of 1933 (the “Securities Act”) or an exemption therefrom.

6. Best Efforts/Minimum. Subject to the satisfactory completion of its Due Diligence and election to participate in the Transaction, the Company acknowledges that JHD’s involvement in the Transaction is strictly on a “best-efforts $2,000,000 Minimum” basis and that the consummation of the Transaction will be subject to, among other things, market conditions.

7. Information. The Company will furnish, or cause to be furnished, to JHD all information reasonably requested by JHD and its counsel for the purpose of rendering services hereunder (all such information being the “Information”). In addition, the Company agrees to make available to JHD and its counsel upon request, from time to time, the officers, directors, accountants, counsel, and other advisors of the Company. The Company recognizes and confirms that JHD and its counsel: (a) will use and rely on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) do not assume responsibility for the accuracy or completeness of the Information and such other information; and (c) will not make an appraisal of any of the Company’s assets or liabilities.

8. Company’s Responsibilities, Representations, and Warranties.

(a) The Company represents and warrants to JHD that: (i) the Memorandum (excluding any documents attached as exhibits or incorporated by reference to the Memorandum) is or will be, as of their respective dates, true and accurate in all material respects and do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and (ii) any projected financial Information or other forward-looking Information that the Company provides to JHD will be made by the Company in good faith and based on facts and assumptions that the Company believes to be reasonable.

(b) The sale of Securities to any Investor will be evidenced by a subscription agreement and related subscription documents, in forms reasonably satisfactory to the Company and JHD (collectively, “Subscription Documents”), between the Company and such Investor. Prior to the signing of any Subscription Documents, officers of the Company with responsibility for financial affairs will be available to answer inquiries from prospective Investors.

(c) The selling price of the Securities and the number to be issued and sold by the Company pursuant to the Subscription Documents will be specified in writing by the Company.

(d) The Company will perform the covenants set forth in the Subscription Documents.

J H DARBIE & CO., INC.

Mateon Therapeutics, Inc.

February 25, 2020

______________________

(e) The Company: (i) represents and warrants that the representations and warranties contained in the Subscription Documents will be true and correct in all respects on the date of the Subscription Documents and on the closing date; and (ii) agrees that JHD will be entitled to rely on such representations and warranties as if they were made directly to JHD.

(f) The Company agrees that it will comply with all applicable terms and conditions of the Securities Act to ensure that the sale of Securities contemplated by this Agreement will be exempt from the registration requirements, and the Company will otherwise comply with the securities laws of any applicable country or other jurisdiction. The Company will not take any action or permit any action to be taken on its behalf that would cause the sale of any Securities to fail to qualify for such an exemption or otherwise comply with applicable securities laws.

(g) The Company warrants and represents that none of their directors, executive officers, other officers participating in the Offering, or any soliciting associated person of the Company compensated in connection with this Offering (each, a “Covered Person” and collectively, “Covered Persons”) is subject to any of the “bad actor” disqualifying events described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualifying Event”). The Company warrants and represents that it has exercised reasonable care to determine whether any Covered Person is subject to a Disqualifying Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) and further agrees to promptly notify the Placement Agent in writing should any Disqualifying Events come to the attention of the Company during the term of this Agreement which could be reasonably expected to have a material adverse consequence on the Offering or Placement Agent’s services provided in connection therewith.

(h) The Company represents and warrants to JHD that there are no brokers, representatives, or other persons who have an interest in compensation due to JHD from any Transaction contemplated herein or who would otherwise be due any fee, commission, or remuneration upon consummation of any Transaction.

9. Fees.

(a) As compensation for the Due Diligence performed by JHD hereunder, the Company will pay $10,000 (the “Due Diligence Fee” to JHD. The funds will be wired to JHD simultaneously with the execution of this agreement.

(b) As compensation for the services to be rendered by JHD hereunder, the Company will (i) pay to JHD a fee equal to 10% of the gross proceeds raised from the sale of the Securities to customers of JHD and 4% of sales to others; (ii) issue to JHD Placement Agent’s Warrants to purchase a number of Units equal to 10% of the aggregate number of Units sold on the same terms and conditions as the Units are sold to the Investors in the Offering; and (iii) pay to JHD a non-accountable expense allowance equal to 3% of the gross proceeds raised from the sale of all of the Securities less the Due Diligence Fee.

(c) The Company’s obligations under this Section will survive the termination or expiration of this Agreement.

J H DARBIE & CO., INC.

Mateon Therapeutics, Inc.

February 25, 2020

______________________

10. Indemnity. In addition to the fees provided for above, the parties agree to the following indemnification provisions:

(a) Each party (the “Indemnifying Party”) agrees to indemnify and hold harmless the other party and its affiliates, and their respective directors, officers, employees, agents, and controlling persons (each such person, including the other party an “Indemnified Party”), from and against any losses, claims, damages, and liabilities, joint or several (collectively, the “Damages”), to which an Indemnified Party may become subject in connection with or otherwise relating to or arising from: (i) any Transaction or the engagement of, or performance of services by, an Indemnified Party hereunder; or (ii) any untrue statement of a material fact or omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. The Indemnifying Party agrees to reimburse each Indemnified Party for all fees and expenses (including the fees and expenses of counsel) (collectively, “Expenses”) as incurred in connection with investigating, preparing, pursuing, or defending any threatened or pending claim, action, proceeding, or investigation (collectively, the “Proceedings”) arising therefrom, whether or not the Indemnified Party is a formal party to such Proceeding; provided, that the Indemnifying Party will not be liable to any Indemnified Party to the extent that any Damages are found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Indemnifying Party also agrees that no Indemnified Party will have any liability (whether direct or indirect, in contract, tort or otherwise) to the Indemnifying Party or any person asserting claims on the Indemnifying Party’s behalf arising out of or in connection with any Transactions or the engagement of, or performance of services by, any Indemnified Party thereunder, except to the extent that any Damages are found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party.

(b) If for any reason, other than in accordance with this Agreement, the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Indemnifying Party will contribute to the amount paid or payable by an Indemnified Party as a result of Damages (including all Expenses incurred) such proportion as is appropriate to reflect the relative benefits to the Indemnifying Party and its stockholders, on the one hand, and Indemnified Parties, on the other hand, in connection with the matters covered by this Agreement. If the foregoing allocation is not permitted by applicable law, the Indemnifying Party will contribute to the amount paid or payable by an Indemnified Party as a result of Damages (including all Expenses incurred) such proportion as is appropriate to reflect not only the relative benefits but also the relative faults of the parties as well as any relevant equitable considerations. The Indemnifying Party agrees that for purposes of this section, the relative benefits to the Indemnifying Party and Indemnified Party in connection with the matters covered by this Agreement will be deemed to be in the same proportion that the total value paid or received or to be paid or received by the Indemnifying Party in connection with the Transactions, whether or not consummated, bears to the fees paid to Indemnified Party under this Agreement; provided, that in no event will the total contribution of all Indemnified Parties to all Damages exceed the amount of fees actually received and retained by Indemnified Party hereunder (excluding, in the case of JHD if it is the Indemnified Party any amounts received by it for performing Due Diligence).

J H DARBIE & CO., INC.

Mateon Therapeutics, Inc.

February 25, 2020

______________________

(c) The Indemnifying Party agrees not to enter into any waiver, release, or settlement of any Proceedings (whether or not the Indemnified Party is a formal party to such Proceedings) in respect of which indemnification may be sought hereunder without the prior written consent of Indemnified Party (which consent will not be unreasonably withheld), unless the waiver, release, or settlement includes an unconditional release of the Indemnified Party from all liability arising out of the Proceeding.

(d) The indemnity, reimbursement, and contribution obligations of the Indemnifying Party hereunder will be in addition to any liability that the Indemnifying Party may otherwise have to any Indemnified Party and will be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Indemnifying Party or an Indemnified Party.

(e) The provisions of this indemnification section will survive the modification, termination, or expiration of this Agreement.

11. Governing Law. This Agreement will be governed by and construed and interpreted in accordance with the laws of the state of New York, without giving effect to any choice or conflict of law provision or rule (whether the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York. All disputes respecting this Agreement will be resolved through arbitration.

12. Notices. All offers, acceptances, notices, requests, demands and other communications under this Agreement shall be in writing and, except as otherwise provided herein, shall be deemed to have been given only: (i) when delivered in person; (ii) one day after deposit with a nationally recognized overnight courier service; or, (iii) five days after having been mailed by certified or registered mail prepaid, to the parties at their respective addresses first set forth above, or at such other address as may be given in writing in future by either party to the other. Notice may also be given via electronic or facsimile transmission to a party who provides such party’s fax number or email address to the other party and shall be deemed to have been given if receipt thereof is confirmed by the recipient.

13. Confidentiality. Except for disclosure to the Investors and as otherwise required by law, this Agreement and the services and advice to be provided by JHD hereunder will not be disclosed to third parties without JHD’s prior written permission. Notwithstanding the foregoing, JHD will be permitted to advertise the services it provided in connection with the Transaction subsequent to the consummation of the Transaction.

14. Compliance by JHD. Notwithstanding the Company’s obligations in subsection 8(f), JHD agrees that it will comply with the applicable terms and conditions of the Securities Act to ensure that the sale of Securities by it contemplated by this Agreement will be exempt from the registration requirements, and JHD will otherwise comply with applicable securities laws in connection with the services it provides pursuant to this Agreement.

15. Authorization. Each of the Company and JHD represent and warrant that it has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery, and performance of this Agreement does not breach or conflict with any agreement, document, or instrument to which it is a party or bound.

J H DARBIE & CO., INC.

Mateon Therapeutics, Inc.

February 25, 2020

______________________

16. Miscellaneous. This Agreement constitutes the entire understanding and agreement between the Company and JHD respecting the subject matter hereof and supersedes all prior understandings or agreements between the parties with respect thereto, whether oral or written, express or implied. Any amendments or modifications must be executed in writing by both parties. This Agreement and all rights, liabilities, and obligations hereunder will be binding upon and inure to the benefit of each party’s successors, but may not be assigned without the prior written approval of the other party. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which will, together, constitute only one instrument. The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement, and will not affect in any way the meaning or interpretation of this Agreement.

_________________________

JHD looks forward to working with you. Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed duplicate of this letter in the space provided and returning it to us, whereupon this letter will constitute a binding agreement as of the date first above written.

Sincerely,

J H DARBIE & CO., INC.

/s/ Xavier Vicuña
Xavier Vicuña
Vice President

Agreed to and accepted this 25th day of February 2020.

Mateon Therapeutics, Inc.

By:	/s/ Vuong Trieu
Name:	Vuong Trieu
Title:	CEO